EXECUTION COPY



                       RECEIVABLES PURCHASE AGREEMENT

                        Dated as of March 31, 1997


                                    Among


                       ZENITH MICROCIRCUITS CORPORATION

                                 as Seller

                                   and

                        ZENITH FINANCE CORPORATION

                               as Purchaser








                             	TABLE OF CONTENTS

                                           	Page

	ARTICLE I

	DEFINITIONS

	SECTION 1.01.  Definitions	  1
	SECTION 1.02.  Other Definitional Provisions	  4
	SECTION 1.03.  Computation of Time Periods	  4

	ARTICLE II

	PURCHASE AND SALE OF RECEIVABLES

	SECTION 2.01.  Purchase and Sale of Receivables	  5
	SECTION 2.02.  Payment of Purchase Price	  5

	ARTICLE III

	REPRESENTATIONS AND WARRANTIES

	SECTION 3.01.  Representations and Warranties of the Seller	  6
	SECTION 3.02.  Representations and Warranties of the Purchaser	 12
	SECTION 3.03.  Obligations Unaffected	 13

	ARTICLE IV

	COVENANTS

	SECTION 4.01.  Affirmative Covenants of the Seller	 13
	SECTION 4.02.  Reporting Requirements of the Seller	 17
	SECTION 4.03.  Negative Covenants of the Seller	 19
	SECTION 4.04.  Affirmative Mutual Covenant	 21

	ARTICLE V

	EVENTS OF TERMINATION

	SECTION 5.01.  Termination	 21

	ARTICLE VI

	INDEMNIFICATION

	SECTION 6.01.  Indemnification	 23

	ARTICLE VII

	MISCELLANEOUS

	SECTION 7.01.  Further Assurances	 26
	SECTION 7.02.  Payments	 27
	SECTION 7.03.  Costs, Expenses and Taxes	 27
	SECTION 7.04.  Binding Effect; Assignability	 27
	SECTION 7.05.  No Waiver; Cumulative Remedies	 28
	SECTION 7.06.  Amendment	 28
	SECTION 7.07.  Severability	 29
	SECTION 7.08.  Notices	 29
	SECTION 7.09.  Counterparts	 30
	SECTION 7.10.  Construction of Agreement as Security Agreement	 30
	SECTION 7.11.  Third-Party Beneficiaries	 30
	SECTION 7.12.  The Seller's Obligations	 31
	SECTION 7.13.  Governing Law, Jurisdiction, Consent to
                Service of Process	 31


	EXHIBIT

	Exhibit A		Form of Subordinated Note


		RECEIVABLES PURCHASE AGREEMENT, dated as of March 31, 1997, among ZENITH MICROCIRCUITS CORPORATION
("Zenith"), as seller hereunder (the "Seller" or the "Originator"), and ZENITH FINANCE CORPORATION, a Delaware corporation, as purchaser (the "Purchaser").

		PRELIMINARY STATEMENTS

		1.	The Seller desires to sell to the Purchaser, and the
Purchaser desires to buy from the Seller, on the date hereof and from time to time hereafter, all of the Seller's right, title and interest in, to and under the Receivables and Seller Related Security existing on the date hereof or hereafter created.

		2.	All of the shares of the Purchaser are owned by
Zenith.

		3.	Pursuant to that certain Pooling and Servicing
Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the "Pooling and Servicing Agreement"), among the Purchaser, Zenith, as servicer (the "Servicer"), and Bankers Trust Company, a New York banking corporation, as trustee
(the "Trustee"), the Purchaser has agreed to transfer to the Trust created pursuant to the Pooling and Servicing Agreement, for the benefit of the Holders referred to therein, all of its right, title and interest in, to and under the Receivables and Seller Related Security.

		NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:


	ARTICLE I

	DEFINITIONS

		SECTION 1.01. Definitions. Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement. In addition, the term "Agreement" shall mean this Receivables Purchase Agreement, as the same may from time to time be amended, supplemented or otherwise modified. The following capitalized terms shall have the following meanings:

		"Early Termination" has the meaning specified in
Section 5.01.

		"Effective Period" means the period beginning on the Transfer Date and terminating on (i) the earliest of (a) the close of business on the Business Day on which a Termination Event occurs, (b) the close of business on the Business Day immediately following the day on which any Early Amortization Event occurs and (c) the close of business on the Business Day immediately preceding the day on which the Amortization
Period for the last outstanding Series begins or (ii) such other date as is specified in a written notice from either the Seller or the Purchaser to the other and to the Trustee.

		"ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of the Seller, or under common control with the Seller, within the meaning of Section 414 of the Internal Revenue Code and the regulations promulgated thereunder.

		"Multiemployer Plan" means a "multiemployer plan", as defined in Section 4001(a)(3) of ERISA, to which the Seller or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

		"Multiple Employer Plan" means a "single employer plan", as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Seller or any ERISA Affiliate and at least one Person other than the Seller and the ERISA Affiliates or (b) was so maintained and in respect of which the Seller or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

		"Plan" means a Single Employer Plan or Multiple Employer
Plan.

		"Plan Event" means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of subsection (1) of
Section 4043(b) of ERISA are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) or ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of the Seller or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by the Seller or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

		"Purchase Date" has the meaning specified in
Section 2.02(b).

		"Purchase Percentage" means (i) for the period from the Transfer Date until the first Distribution Date on which payment is made by the Purchaser after the Transfer Date, 98.71% and (ii) for each day on and after such first Distribution Date an amount (expressed as a percentage) determined in accordance with the following formula:

		100% - (LD + PDRR)

	where:

		LD =		the amount (expressed as a percentage)
equal to the greater of (i) one-fourth of one percent and (ii) 1.5 times the average of the Loss to Liquidation Ratios for the three
Collection Periods most recently ended on or before such date, provided that such amount shall in no event exceed the sum of (x) one-half of one percent plus (y) the average of the Loss to Liquidation Ratios for such three
Collection Periods.

		PDRR = 	the amount (expressed as a percentage) equal to:

				 TR x 30 x DR
				       360

			where:

				TR =		the Turnover Rate as of the
most recent Distribution Date
on or before such date.

				DR = 	the amount (expressed as a
percentage) equal to the sum
of the Trustee's publicly
announced "prime" rate as of
the most recent Distribution
Date plus the amount
(expressed as a percentage), if
any, by which the per annum
rate in effect on such
Distribution Date for
computing the Servicing Fee
(as set forth in all applicable
Supplements) exceeds one
percent.

		"Purchase Price" has the meaning specified in
Section 2.02(c).

		"Seller Related Security" means with respect to any Receivable owed to the Seller (i) all of the Seller's interest in the merchandise (including returned merchandise), if any, relating to the sale which gave rise to such Receivable, (ii) all other Liens and property subject to such Liens from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable; and (iii) all guarantees, letters of credit, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise.

		"Single Employer Plan" means a "single employer plan", as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Seller or any ERISA Affiliate or (b) was so maintained and in respect of which the Seller or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

		"Termination Event" has the meaning specified in
Section 5.01.

		SECTION 1.02. Other Definitional Provisions. (a) All accounting terms not defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not completely defined, shall have the respective meanings given to them under GAAP or regulatory accounting principles, as applicable and in effect from time to time. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under GAAP or regulatory accounting principles, the definitions contained herein shall control.

		(b)	The words "hereof", "herein" and "hereunder" and
words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation".

		(c)	The meanings given to terms defined herein shall be
equally applicable to both the singular and plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

		SECTION 1.03. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" shall mean "from and including" and the words "to" and "until" shall mean "to but excluding".


	ARTICLE II

	PURCHASE AND SALE OF RECEIVABLES

		SECTION 2.01.  Purchase and Sale of Receivables.  By
execution of this Agreement, the Seller does hereby transfer, assign, set-over and otherwise convey without recourse, except as expressly provided herein, to the Purchaser all of the Seller's right, title and interest in, to and under all Receivables existing at the close of business on the Transfer Date and thereafter created from time to time, and all monies due or to become due and all Collections in respect of such Receivables and other amounts received or receivable from time to time with respect to such Receivables and all proceeds thereof, and all of the Seller's right, title and interest in, to and under the Seller Related Security.

		SECTION 2.02.  Payment of Purchase Price.  (a)  On the
Transfer Date, the Purchaser shall pay to the Seller, with respect to all of the Seller's right, title and interest in, to and under all Receivables and all Seller Related Security existing at the close of business on the Transfer
Date, a payment consisting of $82,650 multiplied by the Purchase
Percentage.

		(b)	On each Business Day during the Effective Period
(each, a "Purchase Date"), the Seller shall determine the Receivables and the Seller Related Security with respect thereto arising since the close of business on the preceding Business Day, which Receivables and Seller
Related Security shall be deemed available for purchase by the Purchaser on such Purchase Date. To the extent that any sale of Receivables is not reflected in the Daily Report, such Receivables and the Seller Related Security with respect thereto will nevertheless be deemed sold to such Purchaser in every respect and all of the Seller's rights, title and interest in, to and under such Receivables and Seller Related Security will be deemed to have been sold to the Purchaser.

		(c)	The purchase price payable to the Seller for the
Receivables and Seller Related Security to be purchased on any Purchase
Date shall be an amount equal to the product of (i) the aggregate
Outstanding Balance of all Receivables deemed available for purchase pursuant to paragraph (b) above and (ii) the Purchase Percentage for such Purchase Date (such amount, the "Purchase Price"), provided, however, that such Purchase Price shall not be less than the reasonably equivalent value of the Receivables to which such Purchase Price relates, and in the event that, in the reasonable judgment of either the Seller or the Purchaser, such Purchase Price is less than such reasonably equivalent value or does not reflect the fair market value of such Receivables, within five Business Days after such Purchase Date, each of the Seller and the Purchaser (after notice to the other party) shall appoint a Person (other than an Affiliate of the Purchaser or Seller) in the business of purchasing trade receivables, and such Persons shall appoint a third Person (other than an Affiliate of the Purchaser or Seller) in such business, and such Persons shall make an independent appraisal of the value of such Receivables and shall determine a Purchase Price which reasonably reflects the fair market value of such Receivables. The Purchase Percentage with respect to each Determination
Date shall be calculated in the Determination Date Certificate with respect to such Determination Date and such calculation shall be used in the calculation of the Purchase Price owed under this Agreement for all Purchases occurring from and including such Determination Date to but excluding the next Determination Date.

		(d)	The Purchase Price shall be paid to the Seller on the
applicable Purchase Date in immediately available funds to the extent of funds available to the Purchaser. The excess, if any, of the Purchase Price over the payment therefor set forth in clauses (a) and (c) above shall be deemed to be a loan by the Seller to the Purchaser (a "Subordinated Loan") evidenced by the Subordinated Note of the Purchaser substantially in the form attached hereto as Exhibit A.


	ARTICLE III

	REPRESENTATIONS AND WARRANTIES

		SECTION 3.01. Representations and Warranties of the Seller. The Seller represents and warrants to the Purchaser as of the Transfer Date and each Purchase Date that:

		(a)	Due Organization, Qualification and Authorization.
The Seller (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed, except where the failure to do so could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and (iii) has all requisite corporate power and authority (including all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted, except where the failure to do so could not reasonably be expected, individually or in the aggregate, to have a Material
Adverse Effect.

		(b)	Corporate Powers and No Conflicts.  The execution,
delivery and performance by the Seller of the Transaction
Documents to which it is or is to be a party, the making of each purchase and sale of Receivables hereunder and the consummation of the transactions contemplated hereby are within the Seller's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene the Seller's charter or bylaws, (ii) violate any Requirement of Law, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting the Seller or any of its properties or (iv) except for the Liens created under the Transaction
Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of the Seller.
The Seller is not in violation of any Requirement of Law or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could have a Material Adverse Effect.

		(c)	Government Authorization and Approval.  No
authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required with respect to the Seller for (i) the due execution, delivery or performance by the Seller of any of the Transaction Documents to which it is or is to be a party, the making of each purchase and sale of Receivables hereunder or the consummation of the other transactions contemplated hereby or thereby, (ii) the grant by the Seller of the transfers made or Liens granted by it pursuant to this Agreement, (iii) the perfection or maintenance of the transfers made or Liens created by this Agreement (including the first priority nature thereof) or (iv) the exercise by the Purchaser and its assigns of its rights under this Agreement or its remedies granted under the Transaction
Documents, except for (A) the financing statements and other documents required to have been filed on or prior to the Transfer
Date pursuant to Article IV of the applicable Certificate Purchase Agreement, all of which have already been duly filed and are in full force and effect, (B) the filing from time to time of any amendments, assignments, continuation statements or other documents which may become required or applicable pursuant to
Section 7.01 hereof or Sections 2.05(i) or 3.04(i) of the Pooling and Servicing Agreement and (C) any properly completed and executed UCC-3 termination statements which shall have been delivered to the Program Agent on or before the Transfer Date.

		(d)	Enforceability.  Each Transaction Document to
which the Seller is or is to be a party constitutes a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and except as such enforceability may be limited by general principles of equity, whether considered in a suit at law or in equity). Each Transaction Document is in full force and effect, and is not subject, as to the Seller, to any specific dispute, offset, counterclaim or defense of the Seller.

		(e)	No Litigation.  There is no action, suit,
investigation, litigation or proceeding affecting the Seller, pending or threatened before any Governmental Authority or arbitrator that
(i) could have a Material Adverse Effect, (ii) purports to affect the legality, validity or enforceability of any Transaction Document or the consummation of the transactions contemplated hereby, including the prevention of the issuance of the Certificates or (iii) could have an adverse effect on the income or franchise tax classifications or liabilities of the Trust under the United States federal or States of Illinois or New York income or franchise tax systems.

		(f)	Liens on Properties.	Except for Permitted Liens
and except for Liens that will be terminated prior to the Transfer
Date, there are no Liens of any nature whatsoever on any Receivable or Seller Related Security or Collections. The Seller is not a party to any contract, agreement, lease or instrument (other than this Agreement or as contemplated by this Agreement) the performance of which, either unconditionally or upon the happening of an event, will result in or require the creation of any Lien on any Receivable or Seller Related Security or Collections, or otherwise result in a violation of any Transaction Document.

		(g)	Contractual Obligations.  (i)  The Seller is not a
party to any indenture, loan or credit agreement or any lease or other agreement or instrument, or subject to any Requirement of Law, that would have a material adverse effect on the ability of the Seller to carry out its obligations under this Agreement or any Transaction Document to which it is a party, and (ii) neither the Seller nor, to the best Knowledge of the Seller, any other party is in default in any respect under or with respect to any Transaction
Document or any other material contract, agreement, lease or instrument to which the Seller is a party.

		(h)	Investment Company Act, Etc.  The Seller is not an
"investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, or a company controlled by, an "investment company" within the meaning of and as such terms are defined in the Investment Company Act. Each purchase and sale of Receivables to the Purchaser hereunder constitutes a purchase or other acquisition of notes, drafts, acceptances, open accounts receivable or other obligations representing part or all of the sales price of merchandise, insurance or services within the meaning of
Section 3(c)(5) of the Investment Company Act. The acquisition by the Purchaser of each Receivable constitutes a "current transaction" within the meaning of Section 3(a)(3) of the Act.

		(i)	Locations.  The chief place of business and chief
executive office of the Seller, and the office where the Seller keeps the originals of its books, records and documents regarding the Receivables and the Seller Related Security are located at the address of the Seller specified in Section 7.08. During the four months prior to the Transfer Date and prior to any Purchase Date, the chief place of business and chief executive office of the Seller, and the offices where the Seller kept the originals of its books, records and documents regarding the Receivables and Seller
Related Security were located at the address of the Seller specified in Section 7.08.

		(j)	Tradenames.  The legal name of the Seller is as set
forth on the signature page of this Agreement and the Seller has no tradenames, fictitious names, assumed names or "doing business as" names, except for "Zenith".

		(k)	Accuracy of Information.  Each certificate,
information, exhibit, financial statement, document, book, record or report furnished by a Responsible Official of the Seller to the Purchaser in connection with this Agreement and in connection with each Receivable and the Seller Related Security is accurate in all material respects as of its date and no such document contains any misstatement of material fact.

		(l)	Solvency.  The Seller is Solvent and will be Solvent
after giving effect to the transactions contemplated by the Transaction Documents.

		(m)	Collection Accounts.  Schedule 3.03(f) to the
Pooling and Servicing Agreement (as such Schedule may be amended from time to time pursuant thereto) is a complete and accurate list of each Lock Box and Collection Account as of each Purchase Date. The Collection Account Banks are the only institutions holding Collection Accounts for the receipt of payments from Lock Boxes in respect of Receivables (subject to such changes as may be made from time to time in accordance with Section
4.02(b) of the Pooling and Servicing Agreement), and all Obligors, and only such Obligors, have been instructed or, upon the creation of Receivables, will be instructed to make payments only to Lock Boxes or Collection Accounts and such instructions have not been modified or revoked by the Seller (except as permitted under Section 4.02 of the Pooling and Servicing Agreement) and such instructions that have been given are in full force and effect.

		(n)	Compliance.  The Seller has complied, and will
comply on each Purchase Date, with each Requirement of Law with respect to all Receivables and Seller Related Security sold hereunder and the Contracts related thereto and with respect to its business or properties, in each case except where the failure to do so could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Seller has maintained all applicable permits, certifications and licenses necessary with respect to all Receivables and Seller Related
Security sold hereunder and the Contracts related thereto, except where the failure to do so could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Seller has performed and complied with its obligations under the Contracts and invoices giving rise to the Receivables, except where the failure to do so could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

		(o)	Taxes.  The Seller has filed all tax returns (federal,
state and local) which it reasonably believes are required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges due from the Seller or is contesting any such tax, assessment or other governmental charge in good faith through appropriate proceedings as to which adequate reserves are being maintained and no Lien with respect thereto has attached to its property and become enforceable against its other creditors. The Seller knows of no reasonable basis for any additional tax assessment for any calendar year for which adequate reserves have not been established.

		(p)	Use of Proceeds.  The proceeds of each Purchase
will be used by the Seller solely for working capital purposes. No proceeds of any Purchase will be used by the Seller to acquire any security in a transaction that is subject to Sections 13 and 14 of the Securities Exchange Act of 1934, as amended, or to purchase or carry any margin security in violation of any applicable law or regulation.

		(q)	No Rescission.  No Contract giving rise to any
Receivable sold hereunder has been amended, satisfied, subordinated or rescinded, except as disclosed in writing to the Purchaser on or before the date of purchase and sale of such Receivable or as otherwise permitted under the Pooling and Servicing Agreement. Subsequent to such sale no such Receivable has been compromised, adjusted, extended, satisfied, subordinated, rescinded or modified, except as permitted under the Pooling and Servicing Agreement.

		(r)	No Payment.  The Seller has no Knowledge of any
fact which would lead it to reasonably expect that, when billed, any Receivable sold hereunder would not be paid in accordance with its terms when due.

		(s)	No Insolvency Event.  No Insolvency Event has
occurred with respect to the Seller.

		(t)	Fraudulent Conveyance.  The Seller is not entering
into the transactions contemplated hereby with the intent of hindering, delaying or defrauding creditors.

		(u)	Valid Sale and Transfer.  This Agreement creates a
valid sale, transfer and assignment to the Purchaser of, and, subject to the interest of the Trust under the Pooling and Servicing
Agreement, the Purchaser is the legal and beneficial owner of, all right, title and interest of the Seller in and to the Receivables and Seller Related Security now existing and hereafter created during the Effective Period and in the Collections and other proceeds thereof. Upon the filing of the appropriate financing statements, the Purchaser shall have a first priority perfected ownership or security interest in the Receivables, the Seller Related Security and the proceeds thereof, in each case in which a security interest may be perfected by filing appropriate financing statements. Except as otherwise provided in the Pooling and Servicing Agreement, the Seller has clearly and unambiguously marked all its master data processing and computer records and all its microfiche storage files, if any, in a manner reasonably calculated to indicate that the Receivables, Seller Related Security and proceeds thereof are the property of the Purchaser and shall cause the Purchaser to maintain such records in a manner such that the Purchaser's perfected first priority interest in the Receivables shall not be adversely affected.

		(v)	No Claim or Interest.  Except for Permitted Liens
and as otherwise provided in this Agreement or any applicable
Supplement, neither the Seller nor any Person claiming through or under the Seller has any claim to or interest in the Concentration Account, the Collection Accounts, the Lock Boxes or any Series
Account.  Each Receivable, the Seller Related Security and the
Collections with respect thereto have been or will be transferred to the Purchaser free and clear of any Lien or interest of any other
Person (other than Permitted Liens and disputes with Obligors in the ordinary course of business or in connection with an Insolvency
Event of the related Obligor) not holding through the Trust.

		(w)	Eligibility.  Each Receivable classified as an "Eligible
Receivable" by the Seller in any document or report delivered hereunder satisfied, at the time of such classification, the requirements of eligibility contained in the definition of Eligible
Receivable except where, after giving effect to all improper classifications, no Pool Non-compliance Date shall have occurred.

		(x)	Invoices.  The Seller has submitted all necessary
documents, if any, to each Obligor with respect to any payments due on each of such Obligor's Receivables.

		(y)	ERISA.  No Plan has any accumulated funding
deficiency, as defined in Section 302(a) of ERISA, whether or not waived. The Seller and each ERISA Affiliate has timely made all contributions required to be made by it to any Plan, except where a failure to contribute could not reasonably be expected to give rise to a Lien under Section 302(f) of ERISA. No Plan Event with respect to any Plan has occurred or could reasonably be expected to occur that could result, directly or indirectly, in any Lien being imposed on the property of the Seller. Neither the Seller nor any ERISA Affiliate has incurred, or could reasonably be expected to incur, withdrawal liability to, or liability in connection with, the reorganization, termination or insolvency of any Multiemployer
Plan which liability could reasonably be expected to have a Material Adverse Effect.

		(z)	Termination Event.  No event or condition has
occurred and is continuing that is, or with the giving of notice or the passage of time or both would constitute, a Termination Event.

		SECTION 3.02. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Seller as of the Transfer Date and each Purchase Date that:

		(a)	Due Organization, Qualification and Authorization.
The Purchaser (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed, except where the failure to do so could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and (iii) has all requisite corporate power and authority (including all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted, except where the failure to do so could not reasonably be expected, individually or in the aggregate, to have a Material
Adverse Effect.

		(b)	Corporate Powers and No Conflicts.  The execution,
delivery and performance by the Purchaser of the Transaction
Documents to which it is or is to be a party, the making of each purchase and sale of the Receivables and Seller Related Security pursuant to this Agreement and the consummation of the transactions contemplated hereby are within the Purchaser's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene the Purchaser's charter or bylaws, (ii) violate any Requirement of Law, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting the Purchaser or any of its properties or (iv) except for the Liens created under the Transaction Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of the Purchaser. The Purchaser is not in violation of any Requirement of Law or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could have a Material
Adverse Effect.

		(c)	Government Authorization and Approval.	No
authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery, recordation, filing or performance by the Purchaser of any of the Transaction Documents to which it is or is to be a party, the making of each purchase and sale of Receivables hereunder or the consummation of the other transactions contemplated hereby or thereby.

		(d)	Enforceability.  Each Transaction Document to
which the Purchaser is or is to be a party constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and except as such enforceability may be limited by general principles of equity, whether considered in a suit at law or in equity). Each Transaction Document is in full force and effect, and is not subject, as to the Purchaser, to any specific dispute, offset, counterclaim or defense of the Purchaser.

		SECTION 3.03. Obligations Unaffected. The obligations of the Seller to the Purchaser under this Agreement shall not be affected by reason of any invalidity, illegality or irregularity of any Receivable or Seller Related Security or the sale of any Receivable or Seller Related Security.


	ARTICLE IV

	COVENANTS

		SECTION 4.01. Affirmative Covenants of the Seller. The Seller hereby covenants that, until the last Termination Date of any Series:

		(a)	Compliance with Law.  The Seller shall duly satisfy
all obligations on its part to be fulfilled under or in connection with the Receivables and the Seller Related Security, will maintain in effect all qualifications required under any Requirement of Law in order to properly convey the Receivables and Seller Related
Security to the Purchaser and will comply in all respects with all Requirements of Law applicable to the Seller, its business and properties and the Receivables, Seller Related Security and the proceeds thereof, in each case where the failure to do so would, individually or in the aggregate, have a Material Adverse Effect.

		(b)	Preservation of Legal Existence.  The Seller will
preserve and maintain its existence, legal structure, legal name and, except where the failure to do so could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, its rights (charter and statutory), permits, licenses, approvals, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in each jurisdiction where the failure to maintain such qualification could have a Material Adverse Effect.

		(c)	Audits.  At the Seller's expense (only, so long as no
Early Amortization Event has occurred and is continuing, for the first two examinations and/or visits in any twelve-month period), at any time during the Seller's regular business hours and on reasonable prior notice and for a purpose reasonably related to this Agreement, the Seller shall, in response to any reasonable request of the Purchaser, permit the Purchaser, or its agents or representatives, (i) to examine and make copies of and abstracts from all books, records and documents (including computer tapes, microfiche and disks) in the possession or under the control of the Seller relating to the Receivables, Seller Related Security and related Contracts and (ii) to visit the offices and properties of the Seller for the purpose of examining such materials and to discuss matters relating to the Receivables, Seller Related Security and related Contracts or the Seller's performance hereunder with any of the officers or (after consultation with a Responsible Official) employees of the Seller having knowledge thereof.

		(d)	Keeping of Records and Books of Account.  The
Seller will (i) keep proper books of record and account, which shall be maintained or caused to be maintained by the Seller and shall be separate and apart from those of any Affiliate of the Seller, in which full and correct entries shall be made of all financial transactions and the assets and business of the Seller in accordance with GAAP consistently applied, (ii) maintain and implement administrative and operating procedures (including the ability to recreate records evidencing the Receivables and the Seller Related Security in the event of the destruction of the originals thereof) and (iii) keep and maintain all documents, books, records and other information necessary or reasonably advisable for the collection of all Receivables and Seller Related Security (including records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable).

		(e)	Performance and Compliance with Receivables.  The
Seller will, at its expense, timely and fully perform and comply with all provisions, covenants and other promises required to be observed by it hereunder including complying with its material obligations under all Contracts and invoices giving rise to the Receivables.

		(f)	Payment of Taxes, Etc.  The Seller will pay
promptly when due all taxes, assessments and governmental charges or levies imposed upon it, the Receivables and any Seller Related Security, or in respect of its receipts, income or profits therefrom, and any and all claims of any kind, except that no such amount need be paid if (i) such nonpayment could not reasonably be expected to subject any Beneficiary to civil or criminal penalty or liability or involve any risk of the sale, forfeiture or loss of any of the property, rights or interests covered under any Transaction Document and (ii) the charge or levy is being contested in good faith through appropriate proceedings as to which adequate reserves are being maintained and no Lien with respect thereto has attached to its property and become enforceable against its creditors.

		(g)	Credit Policy Manual.  The Seller shall comply with
the Credit Policy Manual, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

		(h)	Collections.  (i)  The Seller will instruct all Obligors
to cause all Collections of Receivables to be deposited directly into a Collection Account or a Lock Box, and the Seller shall deposit any Collections received by it directly into a Collection Account in the manner and within the time period required by Section 4.02(a) of the Pooling and Servicing Agreement.

			(ii)	If the Seller accepts payment of a Receivable
from any Obligor in a currency other than U.S. Dollars, then the Seller will, on the date of such acceptance, deposit directly into a Collection Account in U.S. Dollars an amount equal to the Outstanding Balance of such Receivable.

			(iii)	In the event that the Seller receives any
Collections, the Seller agrees to hold all such Collections in trust and to mail such Collections to a Lock Box or deposit such Collections to the appropriate Collection Account as soon as practicable, but in no event later than two Business Days after receipt thereof.

			(iv)	In the event that any Affiliate of the Seller
(other than the Transferor) receives any Collections, the Seller agrees to cause such Affiliate to hold all such Collections in trust and to cause such Affiliate to mail such Collections to a Lock Box or deposit such Collections to the appropriate Collection Account as soon as practicable, but in no event later than five Business Days after receipt thereof.

		(i)	UCC Opinion.  The Seller shall deliver to the
Purchaser within 90 days after the end of each calendar year, beginning with the calendar year ending on or about December 31, 1998, an Opinion of Counsel to the Seller (who may be counsel employed by an Affiliate of the Seller), dated as of a date during such 90-day period, substantially to the effect that, in the opinion of such counsel, either (A) such action has been taken as is necessary to continue the perfection of the interests of the Purchaser in and to the Receivables and the Seller Related Security conveyed hereunder and the proceeds thereof (to the same extent as such interest was perfected on the Transfer Date with respect to the Receivables and the Seller Related Security then owned by the Seller and the proceeds thereof) and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given or (B) no such action is necessary to continue the perfection of such interests.

		(j)	Deemed Collections.  If on any day the Outstanding
Balance of a Receivable transferred hereunder is either (a) reduced as a result of any defective, rejected or returned merchandise, insurance or services, any cash discount or rebate, or any adjustment by the Seller or any Affiliate thereof (other than the Purchaser) or (b) reduced or cancelled as a result of a setoff in respect of any claim by the Obligor thereof against the Seller or any Affiliate thereof (other than the Purchaser) (whether such claim arises out of the same or a related transaction or an unrelated transaction), then the Seller shall be deemed to have received on such day a Collection of such Receivable in the amount of such reduction or cancellation. If Collections are reduced as a result of an Obligor failing to pay any Receivable transferred hereunder free and clear of, and without deduction for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, then the Seller shall be deemed to have received on such day an additional Collection of such Receivable in the amount of such reduction. The Seller will deposit all such deemed Collections into a Collection Account within two Business Days following the Business Day on which such Collections are deemed to have been received.

		(k)	Maintenance of Separate Existence and Directors.
Seller shall take all actions as are necessary to comply with, and to cause the Purchaser to comply with, Section 2.05(d) and Section
2.06(j) of the Pooling and Servicing Agreement.

		(l)	Modification of Systems.  The Seller agrees,
promptly after the replacement or any material modification of any computer, automation or other operating systems (in respect of hardware or software) used to make any calculations or reports hereunder, to give written notice of any such replacement or modification to the Purchaser.

		(m)	Seller Business Days.  No later than December 1 of
each year, the Seller shall furnish the Trustee with a list of days other than Saturday and Sunday, on which the Seller shall be closed during the immediately succeeding calendar year, except that with respect to the calendar year 1997, the Seller shall furnish such list to the Purchaser on or before the Transfer Date.

		(n)	Maintenance of Insurance.  The Seller shall use its
best efforts to maintain with a responsible company, and at its own expense, its current commercial crime insurance (including commercial fraud insurance) as is commercially available at a cost that is not generally regarded as excessive by industry standards, with coverage on all officers, employees or other Persons acting in any capacity requiring such Persons to handle funds, money, documents or papers relating to the Receivables and the Seller
Related Security.

		SECTION 4.02.  Reporting Requirements of the
Seller. The Seller hereby covenants that, until the last Termination Date of any Series:

		(a)	Termination Events, Etc.  The Seller shall (i) within
one Business Day after a Responsible Official of the Seller obtains knowledge of the occurrence of any Termination Event or event which, with the giving of notice or lapse of time or both, would constitute a Termination Event, notify the Purchaser of such occurrence; (ii) as soon as possible and in any event within three
Business Days after a Responsible Official of the Seller obtains knowledge of the occurrence of any Termination Event or event which, with the giving of notice or lapse of time or both, would constitute a Termination Event, deliver to the Purchaser a statement of a Financial Officer of the Seller setting forth details of such Termination Event or such event and the action that the Seller has taken and proposes to take with respect thereto; and (iii) within three Business Days after a Responsible Official of the Seller makes a determination that any other event, development or information is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, give written notice thereof to the Purchaser and the Trustee.

		(b)	Litigation.  As soon as possible and in any event
within 10 Business Days after a Responsible Official of the Seller obtains Knowledge thereof, the Seller shall notify the Purchaser of any litigation, investigation or proceeding which could be expected to impair the ability of the Seller to perform its obligations under this Agreement.

		(c)	ERISA.  As soon as possible and in any event within
30 days after a Responsible Official of the Seller obtains Knowledge that one of the following events has occurred or is reasonably expected to occur: (i) the occurrence of any Plan Event with respect to any Plan or (ii) the withdrawal by the Seller or any of its ERISA Affiliates from, or the termination, reorganization or insolvency of, any Multiemployer Plan which could reasonably be expected to have a Material Adverse Effect.

		(d)	Liens.  The Seller will advise the Purchaser and the
Trustee promptly, in reasonable detail, (A) of any Lien or claim asserted against any of the Receivables, Seller Related Security or proceeds thereof, other than Permitted Liens, (B) of the occurrence of any breach in any material respect by the Seller of any of its representations, warranties and covenants contained herein and (C) of the occurrence of any other event which in the cases of clauses
(A) and (B) would have an adverse effect on the value of the Receivables, the Seller Related Security or the proceeds thereof.

		(e)	Monthly Financials.  Within thirty (30) (or, after the
last Statistical Month in each calendar year, forty-five (45)) days after the end of each Statistical Month in each calendar year, deliver to the Purchaser, each Rating Agency and each Enhancement
Provider the balance sheet of the Seller as at the end of such period and the related statement of income and cash flow of the Seller for such Statistical Month and for the period from the beginning of the then current calendar year to the end of such Statistical Month, and for the corresponding period during the previous calendar year, and a comparison of the statement of the year to date earnings and cash flow to the corresponding statement for the corresponding period from the previous calendar year certified by a Financial Officer of the Seller as fairly presenting the financial position of the Seller as at the date indicated and the results of its operations and cash flow for the period indicated in accordance with GAAP, subject to normal year end adjustments;

		(f)	Annual Financials.  Within ninety (90) days after the
end of each calendar year deliver to the Purchaser and each Rating
Agency audited financial statements of the Seller, including therein a balance sheet of the Seller as at the end of such calendar year and statements of income and cash flow of the Seller for each calendar year, reported on by Independent Public Accountants and accompanied by their related audit letter, which report and letter shall be unqualified as to scope and shall state that such financial statements fairly present the financial position of the Seller as at the dates indicated in conformity with GAAP applied on a basis consistent with prior years and that the examination by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards; and

		(g)	Other Information.  The Seller shall promptly, from
time to time, furnish to the Purchaser such other information, documents, records or reports regarding the Receivables or the Seller Related Security or the condition or operations, financial or otherwise, of the Seller, as the Purchaser may from time to time reasonably request.

		SECTION 4.03.  Negative Covenants of the Seller.  The
Seller hereby covenants that, until the last Termination Date of any Series, it will not:

		(a)	Sales, Liens, Etc.  Except for Permitted Liens and as
otherwise contemplated herein, or pursuant to or as contemplated by the Pooling and Servicing Agreement, sell, pledge, assign or transfer any Receivable, the Seller Related Security or any interest therein to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Receivable or Seller Related Security or any other property or asset of the Seller, whether now existing or hereafter created, or any interest therein, and the Seller shall defend the right, title and interest of the Purchaser in and to the Receivables, the Seller Related Security and the proceeds thereof, whether now existing or hereafter created, against all claims of third parties claiming through or under the Seller.

		(b)	Extension or Amendment of Receivables.  Extend,
amend or otherwise modify, except as permitted in Section 3.01(c) of the Pooling and Servicing Agreement, the terms of any Receivable, or amend, modify or waive any payment term or condition of any invoice related thereto (other than as provided in the Credit Policy Manual) if the effect of such amendment, modification or waiver would impair the collectibility or delay the payment of any then existing Receivable beyond 90 days from the date of the invoice. The Seller will not rescind or cancel, or permit the rescission or cancellation of, any Receivable except as ordered by a court of competent jurisdiction or other Governmental
Authority.  Notwithstanding the foregoing provisions of this
Section 4.03(b), the Seller may extend, amend, modify, cancel or rescind any Diluted Receivable in connection with a valid dispute; provided, however, that such amendment, modification, cancellation or rescission shall not have a material adverse effect on the interests of any Beneficiary.

		(c)	Change in Business or Credit Policy Manual.  Make
any change in the nature of its business as carried out on the date hereof or in the Credit Policy Manual, which change would, in either case, materially impair the collectibility of the Receivables, except as permitted under the terms of the Pooling and Servicing
Agreement.

		(d)	Change in Collection Account Banks.   (i) Make any
changes to Schedule 3.03(f) to the Pooling and Servicing
Agreement or (ii) amend any instruction to any Obligor, Person holding a Lock Box or any Collection Account Bank with respect to any Lock Box or Collection Account, as applicable, or
(iii) terminate or substitute any Cure Account, in any case
(A) except as otherwise required or permitted pursuant to
Section 4.02 or the applicable Supplement and (B) unless the Purchaser shall have received written notice of such change, amendment, termination or substitution and, if applicable, executed copies of Collection Account Letters with each new Collection
Account Bank or Lock Box Letters with each new Person holding a Lock Box.

		(e)	Change in Legal Name.  (i) Make any change to its
legal name, identity or business structure in any manner or chief executive office (including the address thereof) or use any trade names, fictitious names, assumed names or "doing business as" names or (ii) change its jurisdiction of organization unless, prior to the effective date of any such name change, change in chief executive office, use or change of jurisdiction, the Seller delivers to the Purchaser (A) written notice of such change at least 30 days prior to the effective date thereof, (B) such financing statements
(Forms UCC-1 and UCC-3) executed by the Seller required to reflect such name change, change in chief executive office, use or change of jurisdiction, together with such other documents and instruments required in connection therewith to maintain the continued perfection of the interests of the Purchaser in the Receivables, the Seller Related Security and the proceeds thereof and (C) prior to the effective date thereof, an Opinion of Counsel, in form and substance satisfactory to the Purchaser, as to the Seller's due organization, valid existence and good standing and the continued perfection of the interests of the Purchaser in and to the Receivables and the Seller Related Security conveyed hereby and the proceeds thereof (to the same extent as such interest was perfected on the Transfer Date with respect to the Receivables then owned by the Seller). Furthermore, the Seller shall give 30 days prior written notice to the Purchaser of any change in the location of the office where it keeps the books, records and documents regarding the Receivables, the Seller Related Security and the other Trust Assets from the address of the Seller referred to in Section
7.08.

		(f)	Deposits to Collection Accounts.  Deposit or
otherwise credit, or cause to be so deposited or credited, or consent or fail to object to any such deposit or credit Known to it, cash or cash proceeds other than Collections to the Concentration Account, any Collection Account, the Lock Boxes or any Series Account.

		(g)	No Actions Against Obligors.  Except in accordance
with the Credit Policy Manual and the Pooling and Servicing
Agreement, commence or settle any legal action to enforce collection of any Receivable.

		(h)	No Bankruptcy Filing Against the Purchaser or the
Trust. Commence, institute or cause to be commenced or instituted any proceeding of the type referred to in the definition of "Insolvency Event" against the Purchaser or the Trust.

		(i)	Locations of Subsidiaries.  Permit any of the
Originators to have or maintain its jurisdiction of organization or principal place of business in any of the States of Colorado, Kansas, New Mexico, Oklahoma, Utah or Wyoming.

		(j)	Subordinated Note.  Transfer or pledge the
Subordinated Note to any Person, other than as permitted under the Intercreditor Agreement.

		(k)	Protection of Holders' Rights.  Take action which
would impair the rights of any Beneficiary in any Receivable, the Seller Related Security or any proceeds thereof, except as provided in this Agreement and the Pooling and Servicing Agreement.

		(l)	Receivables Not to Be Evidenced by Promissory
Notes. Take action to cause any Receivable to be evidenced by any "instrument" (as defined in the UCC of the jurisdiction the law of which governs the perfection of the interest in such Receivable created hereunder), except in connection with its enforcement, in which event the Seller shall deliver such instrument to the Purchaser as soon as reasonably practicable but in no event more than three Business Days after execution thereof.

		SECTION 4.04.  Affirmative Mutual Covenant.  The
Purchaser and Seller shall record each Purchase as a purchase and sale, respectively, on its books and records and reflect each Purchase in its financial statements as a purchase and sale, respectively.

	ARTICLE V

	EVENTS OF TERMINATION

		SECTION 5.01. Termination. If any of the following events (each, a "Termination Event") shall have occurred:

		(a)	any failure by the Seller to make any payment,
transfer or deposit required to be paid, effected or made by it hereunder within two Business Days after the same shall become due; or

		(b)	any representation or warranty, certification or
written statement made or deemed made by the Seller under or in connection with this Agreement or in any statement, record, certificate, financial statement or other document delivered pursuant hereto or in connection herewith shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

		(c)	the Seller shall fail to observe or perform any
covenant or agreement applicable to it contained herein (other than as specified in clause (a) above) which has a material adverse effect on any Beneficiary of any Series if such failure shall remain unremedied for ten days after the first date on which any Responsible Official of the Seller knew or should have known of such failure; or

		(d)	any Receivables transferred hereunder whose
aggregate Outstanding Balances constitute more than 1% of the aggregate Outstanding Balance of all Eligible Receivables shall for any reason cease to be the subject of the valid and perfected first priority ownership and security interest created by this Agreement; or any Receivables transferred hereunder whose aggregate Outstanding Balances constitute more than 1% of the aggregate Outstanding Balance of all Eligible Receivables shall cease to be free and clear of any Lien except as provided for herein; or

		(e)	an Insolvency Event shall occur with respect to the
Seller or the Purchaser; or

		(f)	the Internal Revenue Service shall file notice of a
Lien pursuant to Section 6323 of the Internal Revenue Code with regard to any of the Receivables or the Pension Benefit Guaranty
Corporation shall file notice of a Lien pursuant to Section 4068 of ERISA with regard to any of the Receivables; or

		(g)	there shall have occurred an Early Amortization
Event; or

		(h)	(i) any Plan Event shall have occurred, (ii) the Seller
or any ERISA Affiliate shall have withdrawn from a Multiemployer
Plan, or (iii) any Multiemployer Plan shall have been terminated or reorganized or become insolvent, and as a result of one or more such events the Seller or any ERISA Affiliate has incurred or is reasonably expected to incur liability in excess of $1,000,000;

then, if any of the events set forth in paragraph (e) above shall have occurred, a "Termination Event" shall occur without any notice, demand, protest or other requirement of any kind immediately upon the occurrence of such event and, if any of the events set forth in any other paragraph above shall have occurred, the Purchaser may, by notice to the Seller, declare that a "Termination Event" shall occur as of the date set forth in such notice. Upon the occurrence of a Termination Event, the Effective Period shall terminate (any termination of the Effective Period pursuant to this Section 5.01 is herein referred to as an "Early Termination"). Upon any Early Termination the Purchaser shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies with respect to the Receivables provided under the UCC of the applicable jurisdiction and under other applicable laws, which rights and remedies shall be cumulative.

		The Purchaser may, with the prior written consent of a Majority in Interest of each outstanding Series (or, if so specified in the related supplement, each Enhancement Provider for such Series) on behalf of all Holders, waive any default by the Seller in the performance of its obligations hereunder and its consequences, except the failure to make any distributions or payments required to be made to the Purchaser or to make any required deposits of any amounts to be so distributed or paid. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.


	ARTICLE VI

	INDEMNIFICATION

		SECTION 6.01.  Indemnification.  Without limiting any
other rights which the Purchaser, the Trustee, any Program Agent, any Enhancement Provider and their respective assignees (which shall not be deemed to include any of the Holders as such) and their respective officers, directors, employees, agents and affiliates (each, an "Originator
Indemnified Party" and collectively the "Originator Indemnified Parties") may have hereunder or under applicable law, the Seller hereby agrees to indemnify the Purchaser and any of its assignees hereunder (including each other Originator Indemnified Party) from and against any and all claims, damages, losses and liabilities and related costs and expenses (including reasonable attorneys' fees and disbursements) (all of the foregoing being collectively referred to as "Originator Indemnified Amounts") awarded against or incurred by any of them arising out of or resulting from this Agreement, the activities of the Seller in connection herewith or with any Transaction Document to which the Seller is a party in its capacity as Seller or the use of proceeds of purchases hereunder or the ownership of any Receivable or Seller Related Security (excluding however (a) Originator Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Originator Indemnified Party, (b) recourse (except as otherwise specifically provided in any Transaction Document) for uncollectible Receivables or (c) except with respect to clause (x) below, any federal, state, foreign or local income or franchise taxes or any other tax imposed on or measured by income (or any interest, penalty, or addition to tax with respect thereto or arising from a failure to comply therewith) incurred by such Originator Indemnified Party arising out of or as a result of this Agreement or the interest conveyed hereunder in Receivables, Seller Related Security or any Contract). Without limiting or being limited by the foregoing, the Seller shall pay on demand to the Purchaser or any of its assignees (including each other Originator Indemnified Party) any and all amounts necessary to indemnify the Purchaser or any such assignee from and against any and all Originator Indemnified Amounts relating to or resulting from:

		(i)	reliance on any representation, warranty or covenant
made or statement made or deemed made by the Seller (or any of its Responsible Officials) under or in connection with any Transaction Document which shall have been incorrect in any material respect when made or deemed made or which the Seller shall have failed to perform;

		(ii)	the failure by the Seller to comply with any
Transaction Document or any applicable Requirement of Law with respect to any Receivable, Seller Related Security or related Contract, or the failure of any Receivable or the Seller Related Security or related Contract to conform to any requirement with respect thereto under any Transaction Document or any Requirement of Law;

		(iii)	the failure to vest in the Purchaser absolute
ownership of the Receivables free and clear of any Lien;

		(iv)	 the failure to have filed, or any delay in filing, any
financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws that are necessary for perfection or first priority of the ownership interests created by this Agreement;

		(v)	any dispute, claim, offset or defense (other than
discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including a defense based on such Receivable or the related Seller Related Security or the related
Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise, insurance or services related to such Receivable or the furnishing or failure to furnish such merchandise, insurance or services;

		(vi)	any products liability claim or other claim allegedly
arising out of or in connection with merchandise, insurance or services which are the subject of any Contract;

		(vii)	any failure by the Seller or any Affiliate of the Seller
(other than the Purchaser) to perform its duties or obligations in accordance with the provisions of any Transaction Document, including any failure to so perform in connection with servicing, administering or collecting any Receivable;

		(viii)	 any commingling by an act or omission of the Seller
of Collections at any time with other funds;

		(ix)	any investigation, litigation or proceeding related to
any Receivable, any Contract or this Agreement or any other
Transaction Document to which the Seller is or is to be a party or the use of proceeds of purchases hereunder or the ownership of Receivables, Seller Related Security, related Contracts or
Collections or proceeds with respect thereto or in respect of any Receivable or Contract;

		(x)	any taxes, including sales, excise, intangibles, value
added, personal property and similar taxes, payable with respect to the Receivables;

		(xi)	any reduction in the Outstanding Balance of a
Receivable by reason of any defective, rejected, returned, repossessed or foreclosed merchandise, insurance or services or any cash discount or other adjustment made by the Seller;

		(xii)	any breach by the Seller of any obligation under any
Receivable or any Contract;

		(xiii)	the acceptance by the Seller as payment of any
Receivable of funds denominated in a currency other than U.S.
Dollars; or

		(xiv)	Any Receivable classified as an "Eligible Receivable"
by the Seller in any document or report delivered hereunder failing to satisfy, at the time of such classification, the requirements of eligibility contained in the definition of Eligible Receivable.


		Any Originator Indemnified Amounts due hereunder shall be payable within fifteen Business Days of submission of a claim by the Originator Indemnified Party which describes in reasonable detail the basis for such claim.

		The agreement contained in this Section 6.01 shall survive the collection of all Receivables, the termination of this Agreement and the Trust and the payment of all amounts otherwise payable hereunder.


	ARTICLE VII

	MISCELLANEOUS

		SECTION 7.01. Further Assurances. (a) The Seller agrees that from time to time, at its own expense, the Seller will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Purchaser may reasonably request, in order to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby or to enable the Purchaser to exercise and enforce its rights and remedies hereunder with respect to any Receivable and Seller Related Security and to enable the Trustee to exercise its rights and remedies under the Transaction Documents with respect to any of the Trust Assets. Without limiting the generality of the foregoing, the Seller will: (i) mark its master data processing and computer records in a manner reasonably calculated to indicate that the Receivables and Seller Related Security have been sold to the Purchaser in accordance with this Agreement and the other Transaction Documents; (ii) if any Receivable or Seller Related Security shall be evidenced by a promissory note, other instrument or chattel paper, deliver and pledge to the Purchaser such note, instrument or chattel paper duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Purchaser; and
(iii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Purchaser may reasonably request, in order to perfect and preserve the valid and perfected first priority ownership and security interests granted or purported to be granted hereunder or under any Transaction Document.

		(b)	The Seller hereby authorizes the Purchaser to file
one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Receivables and Seller Related Security without the signature of the Seller where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering the Receivables and Seller Related Security or any part thereof shall be sufficient as a financing statement where permitted by law.

		(c)	The Seller will furnish to the Purchaser from time to
time statements and schedules further identifying and describing the Receivables and Seller Related Security and such other reports in connection with the Receivables and Seller Related Security as the Purchaser may reasonably request, all in reasonable detail.

		(d)	The Seller shall, from time to time, execute and
deliver to the Obligors any bills, statements and letters or other writings necessary to carry out the terms and provisions of any Transaction
Document and to facilitate the collection of the Receivables in a manner consistent with the Credit Policy Manual.

		SECTION 7.02. Payments. Each payment to be made by either of the Purchaser or the Seller hereunder shall be made on the required payment date, or on the next succeeding Business Day if the required payment date is not a Business Day, in U.S. Dollars and in immediately available funds at the office of the payee set forth in
Section 7.08 below or to such other office as may be specified by either party in a written notice to the other party hereto.

		SECTION 7.03.  Costs, Expenses and Taxes.  (a)  In
addition to the rights of indemnification granted to the Purchaser pursuant to Article VI hereof, the Seller agrees to pay on demand (i) all reasonable costs and expenses of the Purchaser in connection with the preparation, execution, delivery, modification and amendment of this Agreement and the other documents to be delivered by the Seller in connection with this Agreement, including the reasonable fees and expenses of counsel for the Purchaser with respect thereto and with respect to advising the Purchaser as to its rights and remedies under this Agreement, and (ii) all reasonable costs and expenses (including reasonable counsel fees and expenses) of the Purchaser in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement and the other documents to be delivered by the Seller in connection herewith, including reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 7.03, excluding, however, any costs of enforcement or collection of any Receivables.

		(b)	In addition, the Seller agrees to pay any present or
future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment or deposit made hereunder or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement, and the Seller agrees to indemnify the Purchaser against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes, charges or levies.

		SECTION 7.04. Binding Effect; Assignability. (a) This Agreement shall be binding upon and inure to the benefit of the Seller and the Purchaser and their respective successors (whether by merger, consolidation or otherwise) and assigns. Except as otherwise permitted herein, the Seller agrees that it will not assign or transfer all or any portion of its rights or obligations hereunder to any Person without the prior written consent of the Parent, the Purchaser and a Majority in Interest of each outstanding Series. In connection with any sale or assignment by the Purchaser of all or a portion of the Receivables and Seller Related Security, the buyer or assignee, as the case may be, shall, to the extent of its purchase or assignment, have all rights of the Purchaser under this Agreement (as if such buyer or assignee, as the case may be, were the Purchaser hereunder) except to the extent specifically provided in the agreement between the Purchaser and such buyer or assignee.

		(b)	The Seller acknowledges that the Purchaser shall
assign to the Trust, as collateral security for the Purchaser's obligations under the Pooling and Servicing Agreement, all of the Purchaser's rights, remedies, powers and privileges hereunder (including the right to give any notice which the Purchaser may provide to the Seller hereunder), provided that the Purchaser shall not assign or delegate any of its duties or obligations hereunder to the Trust.

		(c)	This Agreement shall create and constitute the
continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time, after the last Termination Date of any Series; provided, however, that rights and remedies with respect to any breach of any representation and warranty made by the Seller pursuant to Article III and the provisions of Article VI and Sections 4.03(h), 7.03, 7.04 and 7.12 shall be continuing and shall survive any termination of this Agreement; and provided further that the Purchaser shall remain entitled to receive any collections on Receivables sold hereunder which have become Defaulted Receivables after it shall have completed its collection efforts in respect thereof.

		SECTION 7.05.  No Waiver; Cumulative Remedies.  No
failure to exercise and no delay in exercising, on the part of the Purchaser, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

		SECTION 7.06.  Amendment.  (a)  This Agreement may be
amended from time to time by the Seller and the Purchaser without the consent of any Beneficiary (i) to cure any ambiguity, (ii) to correct or supplement any provision herein which may be inconsistent with any other provision herein or (iii) to add any other provisions with respect to matters or questions arising under this Agreement which are not inconsistent with the provisions of this Agreement; provided that any amendment pursuant to this clause (a) shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Beneficiary.

		(b)	This Agreement may be amended from time to time
by the Seller and the Purchaser, so long as the Rating Agency Condition is satisfied, with the consent of the Parent and a Majority in Interest of each adversely affected Series for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders;
provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, any payment to be made hereunder without the consent of each such Holder or (ii) reduce the aforesaid percentage required to consent to any such amendment without the consent of each Investor Certificateholder. The Trustee may request an Officer's Certificate and Opinion of Counsel in each case to the effect that such amendment does not adversely affect any Series and is otherwise in compliance with the requirements of this Agreement. Any amendment to be effected pursuant to this paragraph shall be deemed to adversely affect all outstanding Series, other than any Series with respect to which such action shall not, as evidenced by an Opinion of Counsel (which counsel shall not be an employee of, or counsel for, Zenith, the Seller or the Purchaser), addressed and delivered to the Trustee, adversely affect the interests of such Series.

		SECTION 7.07. Severability. If any provision hereof is deemed void or unenforceable in any jurisdiction, such voiding or unenforceability shall not affect the validity or enforceability of such provision in any other jurisdiction or any other provision hereof in such or any other jurisdiction.

		SECTION 7.08.  Notices.  All notices and other
communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telex and facsimile communication) and shall be personally delivered or sent by certified mail, postage prepaid, or overnight courier or facsimile, to the intended party at the address or facsimile number of such party set forth below or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective (a) if personally delivered, when received, (b) if sent by certified mail, four Business Days after having been deposited in the mail, postage prepaid, (c) if sent by overnight courier, two Business Days after having been given to such courier, unless sooner received by the addressee and
(d) if transmitted by facsimile, when sent, upon receipt confirmed by telephone or electronic means. Notices and communications sent hereunder on a day that is not a Business Day shall be deemed to have been sent on the following Business Day.

		(a)	If to the Seller,

			Zenith Microcircuits Corporation
			1000 Milwaukee Avenue
			Glenview, Illinois 60025
			Tel.:  (847) 391-7286
			Fax:  (847) 391-8876
			Attn.:  Manager Banking and Finance




			with a copy to:

			Tel.:  (847) 391-8064
			Fax.:  (847) 391-8584
			Attn.:  General Counsel

		(b)	If to the Purchaser,

			Zenith Finance Corporation
			1000 Milwaukee Avenue
			Glenview, Illinois 60025
			Tel.: (847) 391-7400
			Fax:  (847) 391-8876
			Attn.:  Treasurer

			with a copy to:

			Tel.:  (847) 391-8066
			Fax.:  (847) 391-8584
			Attn.:  Secretary

		SECTION 7.09. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

		SECTION 7.10.  Construction of Agreement as Security
Agreement. It is the intent of the parties that the transactions contemplated herein constitute sales of the Receivables and Seller Related Security to the Purchaser. If, however, such transactions are deemed to be loans, (a) the Seller hereby grants to the Purchaser a first priority security interest in all of the Seller's right, title and interest in and to the Receivables and Seller Related Security now existing and hereafter created, all monies due or to become due and all amounts and other proceeds received with respect thereto, to secure all of the Seller's obligations hereunder, and (b) this Agreement shall constitute a security agreement under applicable law.

		SECTION 7.11. Third-Party Beneficiaries. The Originator Indemnified Parties are third-party beneficiaries of all provisions of this Agreement and are entitled to enforce the provisions of Section 6.01 of this Agreement to the extent any Originator Indemnified Amounts are due such parties.

		SECTION 7.12. The Seller's Obligations. It is expressly agreed that, anything contained in this Agreement to the contrary notwithstanding, the Seller shall be obligated to perform all of its obligations under the Receivables to the same extent as if the Purchaser had no interest therein and the Purchaser shall have no obligations or liability under Receivables to any Obligor thereunder by reason of or arising out of this Agreement, nor shall the Purchaser be required or obligated in any manner to perform or fulfill any of the obligations of the Seller under or pursuant to any Receivable.

		SECTION 7.13.  Governing Law, Jurisdiction, Consent to
Service of Process.

		(a)	Governing Law.  THIS AGREEMENT,
INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES
HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN
ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK,
EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE
INTERESTS OF THE PURCHASER IN THE RECEIVABLES AND
SELLER RELATED SECURITY IS GOVERNED BY THE LAWS OF A
JURISDICTION OTHER THAN THE STATE OF NEW YORK.

		(b)	Jurisdiction.  (i)  Each of the parties hereto hereby
irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Transaction Documents in the courts of any jurisdiction.

		(ii)	Each of the parties hereto irrevocably and
unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents to which it is a party in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

		(c)	Consent to Service of Process.  Each party to this
Agreement irrevocably consents to service of process by personal delivery, certified mail (postage prepaid) or overnight courier. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.



		(d)	Waiver of Jury Trial.  Each party to this Agreement
waives any right to a trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or any other Transaction Document or any amendment, instrument, document or agreement delivered or which may in the future be delivered in connection herewith or therewith or arising from any course of conduct, course of dealing, statements (whether oral or written), actions of any of the parties hereto or any Beneficiary or any other relationship existing in connection with this Agreement or any other Transaction
Document, and agrees that any such action or proceeding shall be tried before a court and not before a jury.

		IN WITNESS WHEREOF, the parties hereto have caused this Receivables Purchase Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


							ZENITH MICROCIRCUITS
        CORPORATION, as Seller


							By:
								Name:
								Title:



							ZENITH FINANCE CORPORATION,
							  as Purchaser


							By:
								Name:
								Title: